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                                                                    Exhibit 99.1




For Immediate Release                              For more information contact:
Wednesday, June 22, 2005                           Frank T. Kane
                                                   Vice President-Finance & CFO


                           Chromcraft Revington, Inc.
                        Names New Chief Executive Officer


         Delphi, Indiana, June 22, 2005 - Chromcraft Revington, Inc. (AMEX:CRC) announced today that Benjamin M. Anderson-Ray has been named Chief Executive Officer of the Company and has been appointed to the Company's board of directors.

         Mr. Anderson-Ray, age 50, is currently a Managing Partner of Spring Garden Corporate Advisors, an investment advisory firm focused on the horticultural industry. He is also a co-founder and member of the board of directors of PALCO Systems, a medical equipment developer. Previously, he served as the Chief Executive Officer of Gravograph New Hermes Holdings, LLC, a manufacturer and marketer of equipment, software, consumables and related services in the durable marking industry. Prior to Gravograph, Mr. Anderson-Ray held various senior management positions, including President of the Global Business Group, at Sunrise Medical, Inc, a durable medical equipment company. Earlier in his career, he held senior marketing, sales and general management positions at Rubbermaid, Black & Decker and General Electric.

         Ronald H. Butler, Chromcraft Revington's interim Chairman of the Board, said "We are very pleased to have attracted an executive of Ben's caliber. I know I am speaking for our entire board when saying we are looking forward to working with Ben as he begins the process of rebuilding Chromcraft Revington. We believe Ben is the right person to lead this Company."

         Shortly after Michael E. Thomas announced in December that he would retire as the Company's Chairman, President and Chief Executive Officer following the 2005 annual meeting of stockholders, the board of directors formed a Search Committee comprised of the Company's independent directors. The Search Committee, which is co-chaired by David L. Kolb and Larry P. Kunz, conducted a national search for a new CEO.

         Mr. Kunz stated, "The Search Committee members were unanimously impressed by Ben's leadership skills combined with his substantial experience in consumer durable products marketing and sales. Additionally, Ben has a proven track record of delivering top and bottom line results in diverse settings." "We also were looking for someone who has significant knowledge and experience in dealing with global markets, particularly Asia - we found that person in Ben," added Mr. Kolb.

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         Mr. Anderson-Ray commented, "I was attracted to Chromcraft Revington for a number of reasons. Perhaps most importantly, I believe there is opportunity for growth at the Company even with the tremendous competitive pressures in the industry. The Company has high quality products, solid brand names, efficient operations and a strong financial position on which to build its future. These elements form the foundation for providing retailers and consumers with the value, design and delivery options they desire. I look forward to leading the revitalization of the Company."

         Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names.

         This news release may contain certain information and statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be generally identified as such because they include future tense or dates, are not historical or current facts or include words such as "believe," "may" or "looking forward," or words of similar import. Forward-looking statements are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those stated, expected or anticipated as of the date of this news release.

         Among the risks and uncertainties that could cause actual results or outcomes to differ materially from those stated, expected or anticipated are general economic conditions; import and domestic competition in the furniture industry; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new and existing home sales; and other factors that generally affect business.

         The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.




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